As filed with the Securities and Exchange Commission on December 2, 1998

                       Registration No. 333-______________
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------


                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933



                          MUSICLAND STORES CORPORATION
             (Exact name of Registrant as specified in its charter)



             Delaware                                    41-1623376
   (State or other jurisdiction                       (I.R.S. Employer
 of incorporation or organization)                   Identification No.)

             10400 Yellow Circle Drive, Minnetonka, Minnesota 55343
   (Address, including zip code, of Registrant's Principal Executive Offices)

                            -----------------------

                          MUSICLAND STORES CORPORATION
                            1998 STOCK INCENTIVE PLAN

                            -----------------------


          Heidi M. Hoard, Vice President, General Counsel and Secretary
                          Musicland Stores Corporation
                            10400 Yellow Circle Drive
                           Minnetonka, Minnesota 55343
                                 (612) 931-8025
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            -----------------------

                         CALCULATION OF REGISTRATION FEE
--------------------  --------------  -----------------  ------------------  --------------
     Title of          Amount to be    Proposed Maximum   Proposed Maximum      Amount of
   Securities to        registered      Offering Price   Aggregate Offering   Registration
   be registered                         Per Share(1)        Price(1)             Fee
--------------------  --------------  -----------------  ------------------  --------------
   Common Stock,         2,000,000
  $.01 par value          shares           $14.0625         $28,125,000.00      $8,296.88
--------------------  --------------  -----------------  ------------------  --------------

(1) Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457 based upon $14.0625, the average of the high and low prices reported on the New York Stock Exchange on December 1, 1998.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

         The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this registration statement:
         (a) Annual Report on Form 10-K (Commission File No. 1-11014), filed March 13, 1998, for the fiscal year ended December 31, 1997;
         (b) Quarterly Report on Form 10-Q (Commission File No. 1-11014), filed May 12, 1998, for the quarterly period ended March 31, 1998;
         (c) Quarterly Report on Form 10-Q (Commission File No. 1-11014), filed August 12, 1998, for the quarterly period ended June 30, 1998;
         (d) Quarterly Report on Form 10-Q (Commission File No. 1-11014), filed November 13, 1998, for the quarterly period ended September 30, 1998; and
         (e) The description of the Registrant's common stock contained in the Registrant's Form S-1 Registration Statement (Commission File No. 33-35774) covering common stock initially filed on July 6, 1990 which was incorporated by reference in the Registrant's Form 8-A Registration Statement (Commission File No. 1-11014) filed on January 16, 1992.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, subsequent to the date hereof and prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the respective dates of filing of such documents.

         Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.   Description of Securities.

         Not applicable.

Item 5.   Interests of Named Experts and Counsel.

         Not applicable.


Item 6.   Indemnification of Directors and Officers.

         The Registrant's Restated Certificate of Incorporation provides that the Registrant shall indemnify to the fullest extent permitted by the General Corporation Law of the State of Delaware ("Delaware Law") any director or officer who is or was a party to any civil, criminal, administrative or investigative suit or proceeding by reason of the fact that he or she is or was a director or officer of the Company or is or was serving another corporation, partnership, joint venture, trust or other enterprise at the request of the Company including service with respect to employee benefit plans; provided that the Company shall indemnify any person seeking indemnity in connection with an action (or part thereof) initiated by such person only if the action (or part thereof) was authorized by the Board of Directors. In addition, the Company may, by action by the Board of Directors, provide indemnification to employees and agents with the same scope and effect as the foregoing indemnification of directors and officers.

      Under Section 145 of Delaware Law, a corporation may indemnify a director, officer, employee or agent of the corporation (or other entity if such person is serving in such capacity at the corporation's request) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or other entity if such person is serving in such capacity at the corporation's request) against expenses (including attorneys' fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

      Policies of insurance are maintained by the Registrant under which directors and officers of the Registrant are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been a director or officer.

      The Registrant's Restated Certificate of Incorporation provides that, to the fullest extent permitted by the Delaware Law, no director shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware Law or
(iv) for any transaction from which the director derived any improper personal benefit.


Item 7.   Exemption from Registration Claimed.

         Not applicable


Item 8. Exhibits.

         The following Exhibits are a part of this Registration Statement.

      Exhibit No.
      -----------


      5           Opinion of Linda Alsid Ruehle, Assistant General Counsel
      23.1        Consent of Arthur Andersen LLP, Independent Public Accountants
      23.2        Consent of Counsel (included in Exhibit 5)
      24          Powers of Attorney (included on Signature Pages)


ITEM 9. UNDERTAKINGS.

      *(a) The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                provided, however, that paragraphs (i) and (ii) above will not apply if the information required by those paragraphs to be included in a post-effective amendment is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      *(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      *(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

------------------------------------
      * Paragraph references correspond to those of Item 512 of Regulation S-K


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Minnetonka, Minnesota, as of the 30th day of November, 1998.

                                         MUSICLAND STORES CORPORATION



                                         BY:  /s/ Jack W. Eugster
                                             ---------------------
                                                  Jack W. Eugster
                                                  Chairman, President and
                                                  Cheif Executive Officer


                                POWER OF ATTORNEY

      Each person whose individual signature appears below hereby constitutes and appoints Keith A. Benson, Heidi M. Hoard and Linda Alsid Ruehle, or any of them, as his/her true and lawful attorney(s)-in-fact with full power of substitution to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to the Registration Statement, including any and all post-effective amendments.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      /s/ Jack W. Eugster                             Date:    November 30, 1998
      --------------------
          Jack W. Eugster
      Chairman of the Board, President
      and Chief Executive Officer and Director
      (Principal Executive Officer)

      /s/  Keith A. Benson                            Date:    November 30, 1998
      --------------------
         Keith A. Benson
      Vice Chairman and CFO and Director
      (Principal Financial and Accounting Officer)

      /s/  Gilbert L. Wachsman                        Date:    November 30, 1998
      ------------------------
         Gilbert L. Wachsman
      Vice Chairman and Director

      /s/  Kenneth F. Gorman                          Date:    November 30, 1998
      ----------------------
         Kenneth F. Gorman
         Director

      /s/ William A. Hodder                           Date:    November 30, 1998
      ---------------------
         William A. Hodder
         Director

      /s/ Josiah O. Low III                           Date:    December  1, 1998
      ---------------------
         Josiah O. Low III
         Director

      /s/ Terry T. Saario                             Date:    November 30, 1998
      -------------------
         Terry T. Saario
         Director

      /s/ Tom F. Weyl                                 Date:    November 30, 1998
      ---------------
         Tom F. Weyl
         Director

      /s/ Michael W. Wright                           Date:    November 30, 1998
      ---------------------
         Michael W. Wright
         Director

                                INDEX TO EXHIBITS



Exhibit No.   Description                                               Page No.
-----------   -----------                                               --------
5             Opinion of Linda Alsid Ruehle, Assistant General
              Counsel                                                      8


23.1          Consent of Counsel (included in Exhibit 5)                   8


23.2          Consent of Arthur Andersen LLP, Independent Public
              Accountants                                                  9


24            Powers of Attorney (included on signature page)              5